Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Ares Entities (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of Stream Global Services, Inc., a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of August 14, 2008.

ARES CORPORATE OPPORTUNITIES FUND II, L.P.

By:	ACOF OPERATING MANAGER II, L.P.,
Its Manager

/s/ Joshua M. Bloomstein
	By:	Joshua M. Bloomstein
	Its:	Authorized Signatory

ACOF MANAGEMENT II, L.P.

By:	ACOF OPERATING MANAGER II, L.P.,
Its General Partner

/s/ Joshua M. Bloomstein
	By:	Joshua M. Bloomstein
	Its:	Authorized Signatory

ACOF OPERATING MANAGER II, L.P.

/s/ Joshua M. Bloomstein
By:	Joshua M. Bloomstein
Its:	Authorized Signatory

ARES MANAGEMENT LLC

/s/ Joshua M. Bloomstein
By:	Joshua M. Bloomstein
Its:	Authorized Signatory

ARES PARTNERS MANAGEMENT COMPANY LLC

/s/ Michael D. Weiner
By:	Michael D. Weiner
Its:	Authorized Signatory